Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113086 and 333-104971) of Netopia, Inc. of our report dated January 31, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ BURR, PILGER & MAYER LLP

San Francisco, California January 31, 2005